Exhibit 99.1

Republic Bancorp, Inc. Reports a 46% Increase in Year-to-Date Net Income with an 8% Increase in Third Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 18, 2011--Republic Bancorp, Inc. is pleased to report net income of $87.9 million for the first nine months of 2011, representing a $27.6 million, or 46%, increase over the first nine months of 2010. Return on average assets (“ROA”) and return on average equity (“ROE”) were both industry-strong at 3.37% and 26.98%, respectively, for the first nine months of 2011. For the third quarter of 2011, Republic earned $7.9 million, an 8% increase over the third quarter of 2010. Diluted Earnings per Class A Common Share increased to $0.38 for the quarter, while ROA and ROE were both solid during the quarter at 1.00% and 7.01%, respectively.

Steve Trager, Republic’s President and CEO, commented: “I am pleased to report that we had another successful quarter, as our Core Bank’s net interest income and provision for loan losses compared favorably to the same quarter in 2010, while our Core Bank overhead expenses remained flat during the same period. In addition, we continued to improve upon our industry-solid credit quality during the quarter as our ratio of delinquent loans to total loans positively moved below 1% for the first time since the first quarter of 2008. We’ve been able to continue this improvement in credit quality even as the economic environment remains unstable for many.”

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following chart highlights Republic’s third quarter and year-to-date 2011 financial performance compared to the same period in 2010:

	Three Months Ended		%	Nine Months Ended		%
(dollars in thousands, except per share data)	9/30/11	9/30/10	Change	9/30/11	9/30/10	Change

Net Income	$7,870	$7,310	8%	$87,945	$60,335	46%
Diluted Earnings per Class A Share	$0.38	$0.35	9%	$4.19	$2.89	45%
ROA	1.00%	0.92%	9%	3.37%	2.25%	50%
ROE	7.01%	7.92%	-11%	26.98%	22.50%	20%

Results of Operations for the Third Quarter of 2011 Compared to the Third Quarter of 2010

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking rose from $6.3 million during the third quarter of 2010 to $9.3 million during the third quarter of 2011, an increase of 48%. In addition to its positive operating results within net interest income, provision for loan losses and non interest expenses, the Core Bank’s net income for the quarter also benefitted from a gain on sale related to the Bank’s Bowling Green, Kentucky banking center.

Net interest income within the Core Bank rose to $27.2 million for the third quarter of 2011, an increase of $720,000, or 3%, from the third quarter of 2010. The primary drivers of this increase were the growth in the Core Bank’s loan portfolio for the first nine months of the year, in combination with the redeployment of excess cash into higher-yielding investment securities. Overall, total loans for the first nine months of 2011 increased $45 million with Bank-originated growth of $25 million occurring during the first nine months of 2011, supplemented by the purchase of $33 million in commercial real estate loans during the second quarter of 2011. These increases were partially offset by the sale of $13 million of loans associated with the Bowling Green banking center transaction. The growth in the loan portfolio during the first nine months of 2011 was complemented by Republic’s strategic deployment of its excess cash into higher-yielding investment alternatives, such as 5/1 agency hybrid mortgage-backed securities and callable agency securities. As a result of the Core Bank’s loan growth and strategic investment decisions, net interest margin increased from 3.49% for the third quarter of 2010 to 3.61% for the third quarter of 2011.

The Core Bank’s provision for loan losses decreased $1.2 million during the third quarter of 2011 compared to the third quarter of 2010. Generally, the lower provision was the result of continued improvement in the Core Bank’s credit quality metrics. Notable improvements were recorded in the Core Bank’s delinquent loans past due 30-days or more as a percentage of total loans, which were 0.90% at September 30, 2011 compared to 1.69% at September 30, 2010. In addition, the Core Bank’s nonperforming loans as a percentage of total loans declined 62 basis points from September 30, 2010 to 1.07% at September 30, 2011. “Though unemployment remains high and borrowers’ ability to repay remains strained locally and nationally, the unwavering focus Republic places on loan quality and credit-worthiness continues to pay dividends for our Company,” said Trager.

Non-interest income within the Core Banking segment increased by $2.6 million, or 34%, during the third quarter of 2011 compared to the third quarter of 2010. Contributing to the Bank’s growth in non-interest income during the third quarter was a gain on sale related to Republic’s Bowling Green, Kentucky banking center. As a result of the sale, which was completed September 30, 2011, the Company recorded a pre-tax gain of $2.9 million. Republic sold its Bowling Green banking center to enable the Company to more efficiently deploy its capital in order to achieve its long-term growth and performance goals.

Other areas of notable activity within non-interest income during the quarter included mortgage banking income and service charges on deposits. While slightly lower compared to the third quarter of 2010, the Bank’s mortgage banking income was a solid contributor during the quarter at $1.4 million as Republic capitalized on an increase in consumer demand for 15 and 30-year fixed interest rate mortgage products, resulting from the low interest rate environment. The Core Bank also recorded approximately $459,000 in additional deposit fee income during the third quarter of 2011 resulting from its retail deposit account restructuring, which implemented new fees for many accounts based on transaction activities and account balances. These new fees were primarily implemented on August 1, 2011 and helped partially offset a reduction in the Bank’s other deposit fee categories compared to the third quarter of 2010.

Tax Refund Solutions (“TRS”)

TRS, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters as the Company prepares for the upcoming tax season. The net loss for TRS was $1.5 million for the third quarter of 2011 compared to net income of $1.0 million for the same period in 2010. Net income during the third quarter of 2010 included a large credit to the provision for loan losses, which resulted from a large dollar amount of payments received from the Internal Revenue Service during the period related to customers’ tax refunds. These payments, which were significantly large by historical standards, represented recoveries of previously charged-off Refund Anticipation Loans (“RALs”). In total, Republic recorded a net credit of $687,000 to the provision for loan losses within the TRS segment during the third quarter of 2011 compared to $3.5 million during the third quarter of 2010.

In addition to the large recoveries from the third quarter of 2010, other items impacting the comparability of financial results for TRS during the third quarter of 2011 included higher legal fees associated with the Company’s disagreement with the FDIC regarding RALs and higher salary costs for TRS staff.

CONCLUSION

“Adding to our financial success during the quarter, I am also pleased we were able to continue to give back to the communities that support us,” said CEO Steve Trager. “In the third quarter we expressed this gratitude through our annual ‘We CARE’ awards for Lexington and Louisville. CARE stands for Community, Activity, Recognition and Enterprise, and all the firms nominated live by those words. These awards have rightly garnered a tremendous amount of attention for their winners and we are happy to help shine a light on the good work being done by so many in our home state. This year’s awards had the strongest field of candidates ever, and it encourages us that so many businesses believe, as we do, that what we make here should stay here.

“In addition to the We CARE awards, our charitable Foundation began the new academic year in August by announcing the first recipients of the Republic Bank Foundation Commonwealth Scholarships. These 20 scholarships provide each winning student with $2,500 per school year, as they start their educational careers at the University of Kentucky. During hard economic times a college degree remains perhaps the best investment to be found.

“Despite headwinds facing all banks nationwide, we are thrilled that the values we bring to work every day have helped us complete a successful, positive quarter. As I review our results, many factors contributing to our performance continue to trend in the right direction, including: fewer delinquencies, fewer charge-offs, strong capital and liquidity ratios, as well as an industry-solid net interest margin. These factors enable us to not only be a strong performer compared to our peers, but also a strong corporate citizen in our local communities. It is these reasons that allow us to say: 'We were here for you yesterday. We are here for you today. We will be here for you tomorrow,'” concluded Trager.

Republic Bancorp, Inc. (Republic) has 42 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.1 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky and Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow.®

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2010 Form 10-K filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2011	Dec. 31, 2010	Sept. 30, 2010
Assets:
Cash and cash equivalents	$75,573	$786,371	$171,024
Investment securities	702,142	542,694	600,834
Mortgage loans held for sale	4,721	15,228	5,783
Loans	2,219,916	2,175,240	2,157,330
Allowance for loan losses	(23,945)	(23,079)	(24,566)
Federal Home Loan Bank stock, at cost	26,153	26,212	26,274
Premises and equipment, net	34,044	37,770	38,171
Goodwill	10,168	10,168	10,168
Other assets and accrued interest receivable	46,369	52,099	50,751
Total assets	$3,095,141	$3,622,703	$3,035,769

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$385,511	$325,375	$328,083
Interest-bearing	1,416,887	1,977,317	1,409,019
Total deposits	1,802,398	2,302,692	1,737,102

Securities sold under agreements to repurchase and other short-term borrowings	227,504	319,246	286,510
Federal Home Loan Bank advances	524,731	564,877	565,424
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	46,197	23,272	34,668
Total liabilities	2,642,070	3,251,327	2,664,944

Stockholders' equity	453,071	371,376	370,825
Total liabilities and Stockholders' equity	$3,095,141	$3,622,703	$3,035,769

Average Balance Sheet Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Assets:
Investment securities, including FHLB stock	$711,050	$623,758	$659,753	$538,977
Federal funds sold and other interest-earning deposits	68,108	229,125	379,713	519,489
Loans and fees, including loans held for sale	2,237,559	2,180,565	2,243,059	2,389,558
Total earning assets	3,016,717	3,033,448	3,282,525	3,448,024
Total assets	3,147,230	3,163,734	3,474,431	3,578,249

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$396,568	$345,970	$536,007	$447,989
Interest-bearing deposits	1,444,577	1,471,806	1,594,889	1,775,299
Securities sold under agreements to repurchase and other short-term borrowings	249,002	333,299	280,133	322,492
Federal Home Loan Bank advances	517,739	565,445	535,738	577,170
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,252,558	2,411,790	2,452,000	2,716,201
Stockholders' equity	449,177	369,279	434,687	357,614

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

Income Statement Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010

Total interest income (1)	$34,426	$35,270	$161,508	$159,386
Total interest expense	7,263	8,818	23,545	28,009

Net interest income	27,163	26,452	137,963	131,377

Provision for loan losses	(140)	(1,804)	17,503	17,966

Non interest income:
Service charges on deposit accounts	3,421	3,847	10,581	11,728
Electronic refund check fees	425	293	88,071	58,513
Net RAL securitization income	5	8	203	228
Mortgage banking income	1,352	1,679	3,092	4,094
Debit card interchange fee income	1,415	1,213	4,392	3,745
Gain on sale of banking center	2,856	-	2,856	-
Net gain (loss) on sales, calls and impairment of securities	301	-	1,929	(126)
Other	701	783	2,032	1,822
Total non interest income	10,476	7,823	113,156	80,004

Non interest expenses:
Salaries and employee benefits	13,145	13,399	43,634	43,743
Occupancy and equipment, net	5,138	5,114	16,436	16,585
Communication and transportation	1,081	887	4,468	4,075
Marketing and development	736	722	2,508	10,116
FDIC insurance expense	918	586	3,718	2,485
Bank franchise tax expense	713	642	2,992	2,432
Data processing	787	660	2,352	1,978
Debit card interchange expense	566	299	1,690	1,234
Supplies	409	219	1,617	1,597
Other real estate owned expense	608	562	1,467	1,365
Charitable contributions	178	282	5,710	6,064
Legal expense	784	365	3,123	1,105
Accrued FDIC civil money penalty	-	-	2,000	-
FHLB advance prepayment penalty	-	-	-	1,531
Other	1,375	1,385	6,067	6,596
Total non interest expenses	26,438	25,122	97,782	100,906

Income before income tax expense	11,341	10,957	135,834	92,509
Income tax expense	3,471	3,647	47,889	32,174

Net income	$7,870	$7,310	$87,945	$60,335

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Per Share Data:
Basic average shares outstanding	20,953	20,917	20,942	20,857
Diluted average shares outstanding	20,994	20,988	20,992	20,945

End of period shares outstanding:
Class A Common Stock	18,655	18,627	18,655	18,627
Class B Common Stock	2,300	2,308	2,300	2,308

Book value per share	$21.62	$17.71	$21.62	$17.71
Tangible book value per share (2)	20.81	16.84	20.81	16.84

Earnings per share:
Basic earnings per Class A Common Stock	0.38	0.35	4.20	2.90
Basic earnings per Class B Common Stock	0.36	0.34	4.16	2.86
Diluted earnings per Class A Common Stock	0.38	0.35	4.19	2.89
Diluted earnings per Class B Common Stock	0.36	0.34	4.15	2.85

Cash dividends declared per share:
Class A Common Stock	0.154	0.143	0.451	0.418
Class B Common Stock	0.140	0.130	0.410	0.380

Performance Ratios:
Return on average assets	1.00%	0.92%	3.37%	2.25%
Return on average equity	7.01	7.92	26.98	22.50
Efficiency ratio (3)	71	73	39	48

Yield on average earning assets	4.56	4.65	6.56	6.16
Cost of interest-bearing liabilities	1.29	1.46	1.28	1.37
Net interest spread	3.27	3.19	5.28	4.79
Net interest margin	3.60	3.49	5.60	5.08

Asset Quality Ratios:
Loans on non-accrual status	$23,822	$36,358	$23,822	$36,358
Loans past due 90 days or more and still on accrual	-	-	-	-
Total non-performing loans	23,822	36,358	23,822	36,358
Other real estate owned	11,185	6,203	11,185	6,203
Total non-performing assets	$35,007	$42,561	$35,007	$42,561

Non-performing loans to total loans	1.07%	1.69%	1.07%	1.69%
Non-performing loans to total loans - Traditional Banking	1.07	1.69	1.07	1.69
Non-performing assets to total loans (including OREO)	1.57	1.97	1.57	1.97
Non-performing assets to total assets	1.13	1.40	1.13	1.40
Allowance for loan losses to total loans	1.08	1.14	1.08	1.14
Allowance for loan losses to total loans - Traditional Banking	1.08	1.14	1.08	1.14
Allowance for loan losses to non-performing loans	101	68	101	68
Net loan charge-offs to average loans (annualized)	0.33	0.05	0.99	0.91
Net loan charge-offs to average loans - Traditional Banking (annualized)	0.45	0.70	0.28	0.46
Delinquent loans to total loans (4)	0.90	1.69	0.90	1.69
Delinquent loans to total loans - Traditional Banking (4)	0.90	1.69	0.90	1.69

Other Information:
End of period full-time equivalent employees	705	738	705	738
Number of banking centers	42	44	42	44

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Assets:
Cash and cash equivalents	$75,573	$130,262	$472,315	$786,371	$171,024
Investment securities	702,142	633,959	645,636	542,694	600,834
Loans held for sale	4,721	21,456	1,381	15,228	5,783
Loans	2,219,916	2,222,697	2,178,886	2,175,240	2,157,330
Allowance for loan losses	(23,945)	(25,931)	(29,144)	(23,079)	(24,566)
Federal Home Loan Bank stock, at cost	26,153	26,153	26,213	26,212	26,274
Premises and Equipment, net	34,044	36,183	36,734	37,770	38,171
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	46,369	49,623	53,555	52,099	50,751
Total assets	$3,095,141	$3,104,570	$3,395,744	$3,622,703	$3,035,769

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$385,511	$380,970	$561,095	$325,375	$328,083
Interest-bearing	1,416,887	1,409,691	1,463,616	1,977,317	1,409,019
Total deposits	1,802,398	1,790,661	2,024,711	2,302,692	1,737,102

Deposits held for sale	-	35,383	-	-	-
Securities sold under agreements to repurchase and other short-term borrowings	227,504	218,227	259,722	319,246	286,510
Federal Home Loan Bank advances	524,731	519,799	554,837	564,877	565,424
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	46,197	53,517	74,799	23,272	34,668
Total liabilities	2,642,070	2,658,827	2,955,309	3,251,327	2,664,944

Stockholders' equity	453,071	445,743	440,435	371,376	370,825
Total liabilities and Stockholders' equity	$3,095,141	$3,104,570	$3,395,744	$3,622,703	$3,035,769

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Assets:
Investment securities, including FHLB stock	$711,050	$652,693	$614,454	$627,434	$623,758
Federal funds sold and other interest-earning deposits	68,108	221,695	856,579	335,593	229,125
Loans and fees, including loans held for sale	2,237,559	2,192,819	2,299,479	2,188,937	2,180,565
Total earning assets	3,016,717	3,067,207	3,770,512	3,151,964	3,033,448
Total assets	3,147,230	3,208,936	4,077,318	3,283,198	3,163,734

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$396,568	$409,391	$806,532	$341,556	$345,970
Interest-bearing deposits	1,444,577	1,454,006	1,890,993	1,579,281	1,471,806
Securities sold under agreements to repurchase and other short-term borrowings	249,002	274,074	318,083	352,890	333,299
Federal Home Loan Bank advances	517,739	527,669	562,294	565,314	565,445
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,252,558	2,296,989	2,812,610	2,538,725	2,411,790
Stockholders' equity	449,177	446,132	408,328	372,222	369,279

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

Income Statement Data
	Three Months Ended
	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010

Total interest income (5)	$34,426	$34,459	$92,623	$34,087	$35,270
Total interest expense	7,263	7,630	8,652	8,652	8,818
Net interest income	27,163	26,829	83,971	25,435	26,452

Provision for loan losses	(140)	(439)	18,082	1,748	(1,804)

Non interest income:
Service charges on deposit accounts	3,421	3,736	3,424	3,860	3,847
Electronic refund check fees	425	6,584	81,062	276	293
Net RAL securitization income	5	19	179	37	8
Mortgage banking income	1,352	924	816	1,703	1,679
Debit card interchange fee income	1,415	1,493	1,484	1,322	1,213
Gain on sale of banking center	2,856	-	-	-	-
Net gain (loss) on sales, calls and impairment of securities	301	1,907	(279)	(95)	-
Other	701	705	626	551	783
Total non interest income	10,476	15,368	87,312	7,654	7,823

Non interest expenses:
Salaries and employee benefits	13,145	13,250	17,239	11,503	13,399
Occupancy and equipment, net	5,138	5,001	6,297	5,373	5,114
Communication and transportation	1,081	878	2,509	1,343	887
Marketing and development	736	868	904	697	722
FDIC insurance expense	918	1,165	1,635	670	586
Bank franchise tax expense	713	714	1,565	755	642
Data processing	787	817	748	719	660
Debit card interchange expense	566	601	523	507	299
Supplies	409	314	894	762	219
Other real estate owned expense	608	378	481	464	562
Charitable contributions	178	234	5,298	168	282
Legal expense	784	979	1,360	727	365
Accrued FDIC civil money penalty	-	2,000	-	-	-
Other	1,375	1,327	3,365	1,729	1,385
Total non interest expenses	26,438	28,526	42,818	25,417	25,122

Income before income tax expense	11,341	14,110	110,383	5,924	10,957
Income tax expense	3,471	5,447	38,971	1,506	3,647

Net income	$7,870	$8,663	$71,412	$4,418	$7,310

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

	As of and for the Three Months Ended
	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Per Share Data:
Basic average shares outstanding	20,953	20,936	20,938	20,935	20,917
Diluted average shares outstanding	20,994	20,994	20,991	21,001	20,988

End of period shares outstanding:
Class A Common Stock	18,655	18,635	18,633	18,628	18,627
Class B Common Stock	2,300	2,300	2,304	2,307	2,308

Book value per share	$21.62	$21.29	$21.04	$17.74	$17.71
Tangible book value per share (2)	20.81	20.46	20.18	16.88	16.84

Earnings per share:
Basic earnings per Class A Common Stock	0.38	0.42	3.41	0.21	0.35
Basic earnings per Class B Common Stock	0.36	0.40	3.40	0.20	0.34
Diluted earnings per Class A Common Stock	0.38	0.41	3.40	0.21	0.35
Diluted earnings per Class B Common Stock	0.36	0.40	3.39	0.20	0.34

Cash dividends declared per share:
Class A Common Stock	0.154	0.154	0.143	0.143	0.143
Class B Common Stock	0.140	0.140	0.130	0.130	0.130

Performance Ratios:
Return on average assets	1.00%	1.08%	7.01%	0.54%	0.92%
Return on average equity	7.01	7.77	69.96	4.75	7.92
Efficiency ratio (3)	71	71	25	77	73

Yield on average earning assets	4.56	4.49	9.83	4.33	4.65
Cost of interest-bearing liabilities	1.29	1.33	1.23	1.36	1.46
Net interest spread	3.27	3.16	8.60	2.97	3.19
Net interest margin	3.60	3.50	8.91	3.23	3.49

Asset Quality Data:
Loans on non-accrual status	$23,822	$28,499	$26,668	$28,317	$36,358
Loans past due 90 days or more and still on accrual	-	-	-	-	-
Total non-performing loans	23,822	28,499	26,668	28,317	36,358
Other real estate owned	11,185	12,012	14,761	11,969	6,203
Total non-performing assets	$35,007	$40,511	$41,429	$40,286	$42,561

Non-performing loans to total loans	1.07%	1.28%	1.22%	1.30%	1.69%
Non-performing loans to total loans - Traditional Banking	1.07	1.28	1.23	1.30	1.69
Non-performing assets to total loans (including OREO)	1.57	1.81	1.89	1.84	1.97
Non-performing assets to total assets	1.13	1.30	1.22	1.11	1.40
Allowance for loan losses to total loans	1.08	1.17	1.34	1.06	1.14
Allowance for loan losses to total loans - Traditional Banking	1.08	1.17	1.21	1.06	1.14
Allowance for loan losses to non-performing loans	101	91	109	82	68
Net loan charge-offs to average loans (annualized)	0.33	0.51	2.09	0.59	0.05
Net loan charge-offs to average loans-Trad. Banking (annualized)	0.45	0.17	0.21	0.65	0.70
Delinquent loans to total loans (4)	0.90	1.28	1.04	1.24	1.69
Delinquent loans to total loans - Traditional Banking (4)	0.90	1.28	1.04	1.24	1.69

Other Information:
End of period full-time equivalent employees	705	733	758	744	738
Number of banking centers	42	43	43	43	44

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished among Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). They are also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar. Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic.

Segment information for the three and nine months ended September 30, 2011 and 2010 follows:

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

	Three Months Ended September 30, 2011
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,059	$4	$100	$27,163

Provision for loan losses	547	(687)	-	(140)

Electronic refund check fees	-	425	-	425
Net RAL securitization income	-	5	-	5
Mortgage banking income	-	-	1,352	1,352
Net gain on sales, calls and impairment of securities	301	-	-	301
Other non interest income	8,367	-	26	8,393
Total non interest income	8,668	430	1,378	10,476

Total non interest expenses	22,065	3,668	705	26,438

Gross operating profit (loss)	13,115	(2,547)	773	11,341
Income tax expense (benefit)	4,293	(1,092)	270	3,471
Net income (loss)	$8,822	$(1,455)	$503	$7,870

Segment end of period assets	$3,067,504	$15,827	$11,810	$3,095,141

Net interest margin	3.61%	NM	NM	3.60%

	Three Months Ended September 30, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$26,341	$13	$98	$26,452

Provision for loan losses	1,726	(3,530)	-	(1,804)

Electronic refund check fees	-	293	-	293
Net RAL securitization income	-	8	-	8
Mortgage banking income	-	-	1,679	1,679
Net loss on sales, calls and impairment of securities	-	-	-	-
Other non interest income	5,764	43	36	5,843
Total non interest income	5,764	344	1,715	7,823

Total non interest expenses	22,277	2,279	566	25,122

Gross operating profit	8,102	1,608	1,247	10,957
Income tax expense	2,610	600	437	3,647
Net income	$5,492	$1,008	$810	$7,310

Segment end of period assets	$3,008,349	$13,412	$14,008	$3,035,769

Net interest margin	3.49%	NM	NM	3.49%

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

	Nine Months Ended Sept. 30, 2011
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$78,580	$59,092	$291	$137,963

Provision for loan losses	5,454	12,049	-	17,503

Electronic refund check fees	-	88,071	-	88,071
Net RAL securitization income	-	203	-	203
Mortgage banking income	-	-	3,092	3,092
Net gain on sales, calls and impairment of securities	1,929	-	-	1,929
Other non interest income	19,663	147	51	19,861
Total non interest income	21,592	88,421	3,143	113,156

Total non interest expenses	67,840	27,187	2,755	97,782

Gross operating profit	26,878	108,277	679	135,834
Income tax expense	8,263	39,389	237	47,889
Net income	$18,615	$68,888	$442	$87,945

Segment end of period assets	$3,067,504	$15,827	$11,810	$3,095,141

Net interest margin	3.48%	NM	NM	5.60%

	Nine Months Ended Sept. 30, 2010
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$80,364	$50,729	$284	$131,377

Provision for loan losses	9,502	8,464	-	17,966

Electronic refund check fees	-	58,513	-	58,513
Net RAL securitization income	-	228	-	228
Mortgage banking income	-	-	4,094	4,094
Net loss on sales, calls and impairment of securities	(126)	-	-	(126)
Other non interest income	17,183	53	59	17,295
Total non interest income	17,057	58,794	4,153	80,004

Total non interest expenses	70,567	28,273	2,066	100,906

Gross operating profit	17,352	72,786	2,371	92,509
Income tax expense	5,177	26,167	830	32,174
Net income	$12,175	$46,619	$1,541	$60,335

Segment end of period assets	$3,008,349	$13,412	$14,008	$3,035,769

Net interest margin	3.62%	NM	NM	5.08%

Republic Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $1.1 million and $924,000 for the quarters ended September 30, 2011 and 2010. The amount of loan fee income included in total interest income was $61.5 million and $54.2 million for the nine months ended September 30, 2011 and 2010.

(2) – The following table provides a reconciliation of total stockholders' equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Total stockholders' equity (a)	$453,071	$445,743	$440,435	$371,376	$370,825
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	73	87	102	117	137
Less: Mortgage servicing rights	6,688	7,169	7,573	7,800	7,901
Tangible stockholders' equity (c)	$436,142	$428,319	$422,592	$353,291	$352,619

Total assets (b)	$3,095,141	$3,104,570	$3,395,744	$3,622,703	$3,035,769
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	73	87	102	117	137
Less: Mortgage servicing rights	6,688	7,169	7,573	7,800	7,901
Tangible assets (d)	$3,078,212	$3,087,146	$3,377,901	$3,604,618	$3,017,563

Total stockholders' equity to total assets (a/b)	14.64%	14.36%	12.97%	10.25%	12.22%
Tangible stockholders' equity to tangible assets (c/d)	14.17%	13.87%	12.51%	9.80%	11.69%

Number of shares outstanding (e)	20,955	20,935	20,937	20,935	20,935

Book value per share (a/e)	$21.62	$21.29	$21.04	$17.74	$17.71
Tangible book value per share (c/e)	$20.81	$20.46	$20.18	$16.88	$16.84

(3) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(4) – Equals total loans over 30 days past due divided by total loans.

(5) – The amount of loan fee income included in total interest income per quarter was as follows: $1.1 million (quarter ended September 30, 2011), $1.1 million (quarter ended June 30, 2011), $59.3 million (quarter ended March 31, 2011), $726,000 (quarter ended December 31, 2010) and $924,000 (quarter ended September 30, 2010).

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President and Chief Financial Officer
502-560-8628